BWX Technologies Reports Fourth Quarter and Full Year 2025 Results, Initiates 2026 Guidance
•4Q25 diluted GAAP EPS of $1.01, diluted non-GAAP EPS(1) of $1.08
•4Q25 net income of $93.7 million, adjusted EBITDA(1) of $147.5 million
•2025 diluted GAAP EPS of $3.58, diluted non-GAAP EPS(1) of $4.01
•2025 net income of $329.9 million, adjusted EBITDA(1) of $574.3 million
•2025 operating cash flow of $479.8 million, free cash flow(1) of $295.3 million
•Ended 2025 with backlog of $7.3 billion, up 50% year-over-year, driven by large multi-year naval propulsion, special materials, and commercial nuclear power awards
•Initiates 2026 guidance for non-GAAP EPS of $4.55-$4.70, adjusted EBITDA(1) of $645 million-$660 million, and free cash flow(1) of $305 million-$320 million

Lynchburg, VA - Feb. 23, 2026 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported fourth quarter and full year 2025 results. A reconciliation of non-GAAP results is detailed in Exhibit 1.

“We delivered a strong fourth quarter, and a record year for BWXT,” said Rex D. Geveden, president and chief executive officer. “In our tenth year as a standalone public company, 2025 was monumental for BWXT as we expanded our service and product offerings with two acquisitions and captured significant high-value awards across both Government and Commercial segments, driving 50% backlog growth.”

“BWXT operates at the intersection of national security and commercial nuclear power markets, where demand for both remains exceptionally strong,” continued Geveden. “Our strategy goes beyond capturing new awards; we are strengthening our competitive position through operational excellence and targeted investments to continue to expand our industrial scale and technical capabilities enabling our ability to deliver on our customers’ most critical missions.”

"In 2026, we expect to further build on the momentum of the last several years,” said Geveden. “We are initiating guidance that calls for robust growth across all key financial metrics including $4.55-$4.70 of non-GAAP EPS, $645-$660 million of adjusted EBITDA and $305-$320 million of free cash flow.”

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Financial Results Summary

	Three Months Ended December 31,				Year Ended December 31,
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
	(Unaudited) (In millions, except per share amounts)
Revenue
Government Operations	$589.1	$595.0	$(5.9)	(1)%	$2,350.1	$2,183.0	$167.1	8%
Commercial Operations	$297.7	$152.3	$145.3	95%	$853.1	$524.0	$329.1	63%
Consolidated	$885.8	$746.3	$139.6	19%	$3,198.4	$2,703.7	$494.8	18%
Operating Income
Government Operations	$90.3	$98.1	$(7.7)	(8)%	$394.9	$377.9	$17.0	4%
Commercial Operations	$20.4	$14.9	$5.6	37%	$57.7	$46.8	$10.9	23%
Unallocated Corporate (Expense)	$(18.7)	$(20.7)	$2.0	NM	$(48.1)	$(44.1)	$(4.0)	NM
Consolidated	$92.1	$92.3	$(0.2)	—%	$404.5	$380.6	$23.9	6%
Non-GAAP Operating Income
Government Operations	$93.4	$100.6	$(7.2)	(7)%	$411.0	$380.9	$30.1	8%
Commercial Operations	$37.2	$19.1	$18.0	94%	$86.8	$55.9	$30.9	55%
Unallocated Corporate (Expense)	$(9.5)	$(11.9)	$2.4	NM	$(22.1)	$(24.0)	$1.9	NM
Consolidated	$121.1	$107.9	$13.2	12%	$475.7	$412.8	$62.9	15%
EPS (Diluted)
GAAP	$1.01	$0.77	$0.24	31%	$3.58	$3.07	$0.51	17%
Non-GAAP(1)	$1.08	$0.92	$0.16	17%	$4.01	$3.33	$0.68	20%
Net Income
GAAP	$93.7	$71.1	$22.6	32%	$329.9	$282.3	$47.6	17%
Non-GAAP(1)	$100.0	$84.8	$15.2	18%	$368.9	$306.6	$62.2	20%
Adjusted EBITDA(1)
Government Operations	$110.9	$116.7	$(5.8)	(5)%	$479.1	$441.9	$37.3	8%
Commercial Operations	$44.4	$23.7	$20.7	87%	$110.1	$73.6	$36.4	49%
Corporate	$(7.7)	$(10.1)	$2.4	NM	$(14.9)	$(16.9)	$1.9	NM
Consolidated	$147.5	$130.3	$17.2	13%	$574.3	$498.7	$75.6	15%
Cash Flows
Operating Cash Flow(2)	$127.0	$276.9	$(149.9)	(54)%	$479.8	$408.4	$71.4	17%
Capital Expenditures(2)	$70.2	$52.5	$17.7	34%	$184.6	$153.6	$30.9	20%
Free Cash Flow(1)	$56.8	$224.4	$(167.6)	(75)%	$295.3	$254.8	$40.5	16%
Share Repurchases(2)	$—	$—	$—	NM	$30.0	$20.0	$10.0	NM
Dividends Paid(2)	$22.8	$22.0	$0.7	3%	$92.5	$88.3	$4.1	5%
NM = Not Meaningful
(2) Items named in the Financial Results Summary differ from names in BWXT Financial Statement. Operating Cash Flow = Net Cash Provided by Operating Activities; Capital Expenditures = Purchases of Property, Plant and Equipment; Share Repurchases = Repurchases of Common Stock; Dividends Paid = Dividends Paid to Common Shareholders

Revenues
Fourth quarter revenue increased driven by strong growth in Commercial Operations, partially offset by slightly lower Government Operations. The Government Operations decrease was due to lower naval nuclear component material procurement and slightly lower microreactor revenue, which was partially offset by higher special materials processing, and contribution from A.O.T. The Commercial Operations increase was driven by higher field services, fuel, components and medical sales, as well as contribution from Kinectrics.

Full year revenue increased, driven by growth in both operating segments. The Government Operations increase was driven by higher naval nuclear component production, special materials processing and contribution from A.O.T, partially offset by lower microreactor revenue. The Commercial Operations increase was driven by higher nuclear components, fuel and fuel handling and medical sales, as well as contribution from Kinectrics, which was partially offset by slightly lower field services sales.

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Operating Income and Adjusted EBITDA(1)
Fourth quarter GAAP operating income decreased modestly as slightly lower Government Operations operating income was partially offset by higher Commercial Operations operating income and lower corporate expense. Fourth quarter Non-GAAP operating income increased primarily due to an increase in Commercial Operations and lower corporate expense, partially offset by lower Government Operations operating income. The Government Operations decline was mainly due lower revenue and fewer favorable contract adjustments relative to 2024, as well as business mix, which was partially offset by higher technical services income and contribution from A.O.T. The Commercial Operations increase was due to higher revenue as noted above, partially offset by growth investment spend. Corporate expenses were lower compared to 2024.

Full year GAAP and non-GAAP(1) operating income increased in both segments. The Government Operations increase was due to the higher revenue noted above as well as higher technical services income, partially offset by higher acquisition integration and restructuring expenses. The Commercial Operations increase was due to the revenue increases noted above, partially offset by acquisition due diligence, integration, and restructuring expenses.

Fourth quarter and full year total adjusted EBITDA(1) changes are in-line with the reasons noted above.

EPS
Fourth quarter GAAP EPS increased due to higher operating and other income, a lower tax rate and a mark-to-market gain on the pension. Non-GAAP EPS(1) increased due to higher Non-GAAP operating income and other income along with lower interest expense and was partially offset by a higher tax rate.

Full year GAAP EPS and non-GAAP EPS(1) increased due to higher operating and other income, a lower tax rate, and a mark-to-market gain on the pension, partially offset by higher interest expense.

Cash Flows
Fourth quarter operating cash flow was lower due to the timing of cash flows throughout the year. Capital expenditures increased due to ongoing growth investments, including the previously announced expansion of the Cambridge manufacturing plant that supports the commercial nuclear market.

Full year operating cash flow increased due to higher net income, working capital management, and timing of advanced billings on new awards. Capital expenditures increased due to ongoing growth investments as well as spend necessary to support the build-out of facilities and infrastructure to support new government program awards.

Dividend
BWXT paid $22.0 million, or $0.25 per common share, to shareholders in the fourth quarter 2025 and paid $92.5 million to shareholders for the full year 2025. On February 18, 2026, the BWXT Board of Directors declared a quarterly cash dividend of $0.27 per common share payable on March 27, 2026, to shareholders of record on March 11, 2026.

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

2026 Guidance
BWXT announced its expectations for fiscal year 2026 financial results, providing the following guidance:

(In millions, except per share amounts)	Year Ended	Year Ending
	December 31, 2025	December 31, 2026
	Results	Guidance(2)
Revenue	$3,198	~$3,750
Adjusted EBITDA(1)	$574	$645 - $660
Non-GAAP(1) Earnings Per Share	$4.01	$4.55 - $4.70
Free Cash Flow(1)	$295	$305 - $320
(2) BWXT has not included a reconciliation of provided non-GAAP guidance to comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

Additional information can be found in the 2025 fourth quarter earnings call presentation on the BWXT investor relations website at investors.bwxt.com. The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results.

Conference Call to Discuss Fourth Quarter 2025 Results
Date: Monday, February 23, 2026, at 5:00 p.m. EST
Live Webcast: BWXT Investor Relations website at investors.bwxt.com
Full Earnings Release Available on BWXT Website
A full version of this earnings release is available on our Investor Relations website at http://investors.bwxt.com/4Q2025-release.
BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.

Non-GAAP Measures
BWXT uses and makes reference to adjusted EBITDA, non-GAAP EPS, free cash flow and free cash flow conversion, which are not recognized measures under GAAP. BWXT is providing these non-GAAP measures to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations. Definitions for the non-GAAP measures are provided below and reconciliations are detailed in Exhibit 1, except that reconciliations of forward-looking GAAP measures are not provided because the company is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. Other companies may define these measures differently or may utilize different non-GAAP measures, thus impacting comparability.

Non-GAAP Earnings Per Share (EPS) is calculated using GAAP EPS less the non-operational tax effected per share impact of pension & OPEB mark-to-market gains or losses and other one-time items, such as restructuring, transformation, acquisition-related costs, and acquisition-related amortization.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is calculated using non-GAAP net income, plus provision for income taxes, less other – net, less interest income, plus interest expense, plus depreciation and amortization.

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Adjusted pre-tax income is non-GAAP income before provision for income taxes.

Free Cash Flow (FCF) is calculated using net income to derive net cash provided by (used in) operating activities less purchases of property, plant and equipment.

Free Cash Flow conversion is free cash flow divided by net income.

Non-GAAP Adjustments
Our GAAP financial results detailed in Exhibit 1 have been adjusted for the following items:

Restructuring and Transformation Costs: Restructuring and transformation costs include restructuring charges as well as costs associated with our efforts to optimize underlying business processes through investments in information technology, process improvements and the implementation of strategic actions and initiatives which we deem to be incremental and non-recurring in nature.

Acquisition-related Costs: Acquisition-related costs relate to third-party professional service costs and one-time incremental costs associated with due diligence activities and efforts to integrate the acquired business with our legacy operations.

Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for each of our reportable segments, including growth opportunities and the expectations, timing and revenue of our strategic initiatives, such as medical radioisotopes, SMR components and recent acquisitions; disruptions to our supply chain and/or operations, changes in government regulations and other factors; and our expectations and guidance for 2026 and beyond. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; federal budget uncertainty, the risk of future budget cuts, the impact of continuing resolution funding mechanisms and the debt ceiling, the potential for government shutdowns and changing funding and acquisition priorities; the demand for and competitiveness of nuclear products and services; capital priorities of power generating utilities and other customers; the timing of technology development, regulatory approvals and automation of production; the receipt and/or timing of government approvals; the potential recurrence of subsequent waves or strains of COVID-19 or similar diseases; labor market challenges, including employee retention and recruitment; adverse changes in the industries in which we operate; and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2025 and subsequent Form 10-Q filings. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. A U.S.-based company with approximately 10,000 employees, BWXT is a Fortune 1000 and Defense News Top 100 manufacturing and engineering innovator that provides safe and effective nuclear solutions for global security, clean energy, nuclear medicine, space exploration and environmental restoration. BWXT owns and operates 15 manufacturing facilities globally, and its 14 strategic partnerships support the U.S. and Canadian governments at more than two dozen additional locations.

For more information, visit www.bwxt.com. Follow us on LinkedIn, X, Facebook and Instagram.

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Investor Contact:		Media Contact:
Chase Jacobson		John Dobken
Vice President, Investor Relations		Senior Manager, Media & Public Relations
980-365-4300	Investors@bwxt.com	202-428-6913	jcdobken@bwxt.com

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Three Months Ended December 31, 2025
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring & Transformation Costs	Acquisition-related Costs	Acquisition Related Amortization	Non-GAAP

Operating Income	$92.1	$—	$10.7	$15.2	$3.1	$121.1
Interest Income (Expense), net	(8.9)	—	—	—	—	(8.9)
Other - net	17.8	(7.3)	1.5	$—	$—	$12.0
Income before Provision for Income Taxes	101.0	(7.3)	12.2	$15.2	$3.1	124.2
Provision for Income Taxes	(7.3)	1.8	(14.4)	(3.6)	(0.8)	(24.2)
Net Income	93.7	(5.4)	(2.2)	$11.6	$2.3	100.0
Net Income Attributable to Noncontrolling Interest	(0.7)	—	—	—	—	(0.7)
Net Income Attributable to BWXT	$93.0	$(5.4)	$(2.2)	$11.6	$2.3	$99.3

Diluted Shares Outstanding	92.1					92.1
Diluted Earnings per Common Share	$1.01	$(0.06)	$(0.02)	$0.13	$0.03	$1.08
Effective Tax Rate	7.2%					19.5%

Government Operations Operating Income	$90.3	$—	$0.7	$0.7	$1.6	$93.4
Commercial Operations Operating Income	$20.4	$—	$4.3	$11.0	$1.4	$37.2
Unallocated Corporate Operating Income	$(18.7)	$—	$5.8	$3.4	$—	$(9.5)

Three Months Ended December 31, 2024
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Operating Income	$92.3	$—	$7.8	$4.2	$3.6	$107.9
Interest Income (Expense), net	(8.8)	—	—	—	—	$(8.8)
Other - net	(5.4)	10.9	$—	$—	$—	$5.5
Income before Provision for Income Taxes	78.1	10.9	7.8	4.2	3.6	104.6
Provision for Income Taxes	(7.0)	(2.4)	(8.5)	(0.9)	(0.9)	(19.8)
Net Income	71.1	8.4	(0.7)	3.3	2.7	84.8
Net Income Attributable to Noncontrolling Interest	(0.1)	—				(0.1)
Net Income Attributable to BWXT	$71.0	$8.4	$(0.7)	$3.3	$2.7	$84.7

Diluted Shares Outstanding	91.9					91.9
Diluted Earnings per Common Share	$0.77	$0.09	$(0.01)	$0.04	$0.03	$0.92
Effective Tax Rate	9.0%					18.9%

Government Operations Operating Income	$98.1	$—	$0.7	$0.2	$1.7	$100.6
Commercial Operations Operating Income	$14.9	$—	$2.7	$1.6	$—	$19.1
Unallocated Corporate Operating Income	$(20.7)	$—	$4.5	$2.4	$1.9	$(11.9)

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Year Ended December 31, 2025
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring & Transformation Costs	Acquisition-related Costs	Acquisition Related Amortization	Non-GAAP

Operating Income	$404.5	$—	$29.6	$31.0	$10.6	$475.7
Interest Income (Expense), net	(40.3)	—	—	—	—	$(40.3)
Other - net	34.0	(7.3)	1.5	$—	$—	28.2
Income before Provision for Income Taxes	398.1	(7.3)	31.1	31.0	10.6	463.6
Provision for Income Taxes	(68.3)	1.8	(18.2)	(7.5)	(2.6)	(94.7)
Net Income	329.9	(5.4)	12.9	23.5	8.0	368.9
Net Income Attributable to Noncontrolling Interest	(0.9)	—	—	—	—	(0.9)
Net Income Attributable to BWXT	$328.9	$(5.4)	$12.9	$23.5	$8.0	$368.0

Diluted Shares Outstanding	91.9					91.9
Diluted Earnings per Common Share	$3.58	$(0.06)	$0.14	$0.26	$0.09	$4.01
Effective Tax Rate	17.1%					20.4%

Government Operations Operating Income	$394.9	$—	$1.8	$7.3	$7.0	$411.0
Commercial Operations Operating Income	$57.7	$—	$10.3	$15.3	$3.6	$86.8
Unallocated Corporate Operating Income	$(48.1)	$—	$17.5	$8.5	$—	$(22.1)

Year Ended December 31, 2024
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Operating Income	$380.6	$—	$21.2	$7.4	$3.6	$412.8
Interest Income (Expense), net	(36.9)	—	—	—	—	$(36.9)
Other - net	5.0	10.9	—	$—	—	15.9
Income before Provision for Income Taxes	348.7	10.9	21.2	7.4	3.6	391.8
Provision for Income Taxes	(66.4)	(2.4)	(13.8)	(1.7)	(0.9)	(85.1)
Net Income	282.3	8.4	7.4	5.8	2.7	306.6
Net Income Attributable to Noncontrolling Interest	(0.4)	—	—	—	—	(0.4)
Net Income Attributable to BWXT	$281.9	$8.4	$7.4	$5.8	$2.7	$306.3

Diluted Shares Outstanding	91.9					91.9
Diluted Earnings per Common Share	$3.07	$0.09	$0.08	$0.06	$0.03	$3.33
Effective Tax Rate	19.0%					21.7

Government Operations Operating Income	$377.9	$—	$1.1	$0.2	$1.7	$380.9
Commercial Operations Operating Income	$46.8	$—	$6.7	$2.4	$—	$55.9
Unallocated Corporate Operating Income	$(44.1)	$—	$13.4	$4.8	$1.9	$(24.0)

(1)	Tables may not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.
(3)	BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

EXHIBIT 1 (continued)
RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA(1)(2)(3)
(In millions)

Three Months Ended December 31, 2025
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring & Transformation Costs	Acquisition-related Costs	Acquisition Related Amortization	Non-GAAP

Net Income	$93.7	$(5.4)	$(2.2)	$11.6	2.3	$100.0
Provision for Income Taxes	7.3	(1.8)	14.4	3.6	0.8	24.2
Other – net	(17.8)	7.3	(1.5)	—		(12.0)
Interest Expense	10.5	—	—	—		10.5
Interest Income	(1.6)	—	—	—		(1.6)
Depreciation & Amortization	29.6	—	—	—	(3.1)	26.5
Adjusted EBITDA	$121.6	$—	$10.7	$15.2	$—	$147.5

Three Months Ended December 31, 2024
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Net Income	$71.1	$8.4	$(0.7)	$3.3	$2.7	$84.8
Provision for Income Taxes	7.0	2.4	8.5	0.9	0.9	19.8
Other – net	5.4	(10.9)	—	—	—	(5.5)
Interest Expense	9.3	—	0.0	—	—	9.3
Interest Income	(0.5)	—	—	—	—	(0.5)
Depreciation & Amortization	22.4	—	—	—	—	22.4
Adjusted EBITDA	$114.7	$—	$7.8	$4.2	$3.6	$130.3

Year Ended December 31, 2025
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring & Transformation Costs	Acquisition-related Costs	Acquisition Related Amortization	Non-GAAP

Net Income	$329.9	$(5.4)	$12.9	$23.5	8.0	$368.9
Provision for Income Taxes	68.3	(1.8)	18.2	7.5	2.6	94.7
Other – net	(34.0)	7.3	(1.5)	—		(28.2)
Interest Expense	44.2	—	—	—		44.2
Interest Income	(3.9)	—	—	—		(3.9)
Depreciation & Amortization	109.2	—	—	—	(10.6)	98.6
Adjusted EBITDA	$513.6	$—	$29.6	$31.0	$—	$574.3

Year Ended December 31, 2024
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Net Income	$282.3	$8.4	$7.4	$5.8	$2.7	$306.6
Provision for Income Taxes	66.4	2.4	13.8	1.7	0.9	85.1
Other – net	(5.0)	(10.9)	—	—	—	(15.9)
Interest Expense	39.5	—	0.0	—	—	39.5
Interest Income	(2.6)	—	—	—	—	(2.6)
Depreciation & Amortization	85.9	—	—	—	—	85.9
Adjusted EBITDA	$466.5	$—	$21.2	$7.4	$3.6	$498.7

EXHIBIT 1 (continued)
RECONCILIATION OF REPORTING SEGMENT ADJUSTED EBITDA(1)(2)(3)
(In millions)

Three Months Ended December 31, 2025
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Acquisition Related Amortization	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$90.3	$3.1	$1.6	$17.5	$110.9
Commercial Operations	$20.4	$16.7	$1.4	$7.2	$44.4
Unallocated Corporate	$(18.7)	$9.2	$—	$1.8	$(7.7)

Three Months Ended December 31, 2024
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$98.1	$2.6	$16.1	$116.7
Commercial Operations	$14.9	$4.3	$4.6	$23.7
Unallocated Corporate	$(20.7)	$8.8	$1.8	$(10.1)

Year Ended December 31, 2025
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Acquisition Related Amortization	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$394.9	$16.1	$7.0	$68.2	$479.1
Commercial Operations	$57.7	$29.1	$3.6	$23.2	$110.1
Unallocated Corporate	$(48.1)	$26.0	$—	$7.2	$(14.9)

Year Ended December 31, 2024
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$377.9	$3.0	$61.0	$441.9
Commercial Operations	$46.8	$9.1	$17.7	$73.6
Unallocated Corporate	$(44.1)	$20.1	$7.1	$(16.9)
RECONCILIATION OF CONSOLIDATED FREE CASH FLOW(1)(2)(3)
(In millions)

	Three Months Ended December 31,
	2025	2024
Net Cash Provided By Operating Activities	$127.0	$276.9
Purchases of Property, Plant and Equipment	(70.2)	(52.5)
Free Cash Flow	$56.8	$224.4

	Year Ended December 31,
	2025	2024
Net Cash Provided By Operating Activities	$479.8	$408.4
Purchases of Property, Plant and Equipment	(184.6)	(153.6)
Free Cash Flow	$295.3	$254.8

(1)	Tables may not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.
(3)	For Non-GAAP adjustment details, see reconciliation of non-GAAP operating income and earnings per share.

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$885,842	$746,266	$3,198,425	$2,703,654
Costs and Expenses:
Cost of operations	698,567	571,892	2,465,566	2,048,447
Research and development costs	3,810	2,637	13,867	7,478
Losses (gains) on asset disposals and impairments, net	(555)	4,394	(4,972)	4,390
Selling, general and administrative expenses	110,526	90,694	394,416	318,663
Total Costs and Expenses	812,348	669,617	2,868,877	2,378,978
Equity in Income of Investees	18,562	15,612	74,911	55,931
Operating Income	92,056	92,261	404,459	380,607
Other Income (Expense):
Interest income	1,604	505	3,893	2,554
Interest expense	(10,453)	(9,285)	(44,207)	(39,475)
Other – net	17,769	(5,392)	33,975	5,034
Total Other Income (Expense)	8,920	(14,172)	(6,339)	(31,887)
Income before Provision for Income Taxes	100,976	78,089	398,120	348,720
Provision for Income Taxes	7,294	7,012	68,259	66,422
Net Income	$93,682	$71,077	$329,861	$282,298
Net Income Attributable to Noncontrolling Interest	(693)	(59)	(916)	(357)
Net Income Attributable to BWX Technologies, Inc.	$92,989	$71,018	$328,945	$281,941
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$1.02	$0.78	$3.59	$3.08
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$1.01	$0.77	$3.58	$3.07
Shares used in the computation of earnings per share:
Basic	91,562,973	91,596,519	91,566,280	91,572,674
Diluted	92,060,042	91,889,756	91,856,013	91,859,732

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:	(In thousands)
Net Income	$329,861	$282,298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	109,186	85,862
Income of investees, net of dividends	19,139	(10,598)
Losses (gains) on asset disposals and impairments - net	(4,972)	4,390
Provision for deferred taxes	49,417	19,845
Recognition of (gains) losses for pension and postretirement plans	(5,933)	14,147
Stock-based compensation expense	26,072	21,680
Other, net	(13,423)	(83)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(80,622)	(47,571)
Accounts payable	(23,562)	34,532
Retainages	(12,644)	21,514
Contracts in progress and advance billings on contracts	133,604	(7,155)
Income taxes	(29,626)	1,650
Accrued and other current liabilities	6,997	865
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(23,472)	881
Other, net	(174)	(13,829)
NET CASH PROVIDED BY OPERATING ACTIVITIES	479,848	408,428
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(184,557)	(153,647)
Acquisition of businesses	(535,147)	—
Purchases of securities	—	—
Sales and maturities of securities	3,397	—
Investments, net of return of capital, in equity method investees	(29,676)	(197)
Other, net	3,874	(717)
NET CASH USED IN INVESTING ACTIVITIES	(742,109)	(154,561)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of short-term borrowing and long-term debt	(12,500)	—
Proceeds from issuance of convertible senior notes	1,250,000	—
Borrowings of long-term debt	1,030,000	456,000
Repayments of long-term debt	(1,280,000)	(612,250)
Payment of debt issuance costs	(33,494)	—
Purchase of capped calls related to convertible senior notes	(131,875)	—
Repurchases of common stock	(30,000)	(20,000)
Dividends paid to common shareholders	(92,467)	(88,349)
Cash paid for shares withheld to satisfy employee taxes	(13,624)	(7,570)
Settlements of forward contracts, net	6,267	19,591
Other, net	1,333	(207)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	693,640	(252,785)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(4,746)	(2,126)
TOTAL INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	426,633	(1,044)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	80,571	81,615
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$507,204	$80,571
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$65,163	$72,426
Income taxes (net of refunds)	$47,892	$45,508
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$12,295	$17,537

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
ASSETS

	December 31,
	2025	2024
	(In thousands)
Current Assets:
Cash and cash equivalents	$499,779	$74,109
Restricted cash and cash equivalents	3,085	2,785
Investments	—	—
Accounts receivable – trade, net	220,391	99,112
Accounts receivable – other	67,858	53,199
Retainages	46,311	33,667
Contracts in progress	610,315	577,745
Inventories	46,537	40,288
Other current assets	66,078	49,092
Total Current Assets	1,560,354	929,997
Property, Plant and Equipment, Net	1,585,136	1,278,161
Investments	8,243	10,609
Goodwill	500,860	287,362
Deferred Income Taxes	12,275	6,569
Investments in Unconsolidated Affiliates	150,143	99,403
Intangible Assets	329,859	165,325
Other Assets	124,625	92,498
TOTAL ASSETS	$4,271,495	$2,869,924

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,
	2025	2024
	(In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$—	$12,500
Accounts payable	141,289	158,077
Accrued employee benefits	117,641	77,234
Accrued liabilities – other	107,802	65,100
Advance billings on contracts	305,285	161,290
Total Current Liabilities	672,017	474,201
Long-Term Debt	2,015,983	1,042,970
Accumulated Postretirement Benefit Obligation	78,460	16,515
Environmental Liabilities	100,278	94,225
Pension Liability	78,167	82,602
Other Liabilities	93,578	79,007
Total Liabilities	3,038,483	1,789,520
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 128,720,819 and 128,320,295 shares at December 31, 2025 and 2024, respectively	1,288	1,283
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; no shares issued	—	—
Capital in excess of par value	159,884	228,889
Retained earnings	2,523,631	2,287,151
Treasury stock at cost, 37,289,582 and 36,869,498 shares at December 31, 2025 and 2024, respectively	(1,432,943)	(1,388,432)
Accumulated other comprehensive income (loss)	(19,373)	(48,211)
Stockholders' Equity – BWX Technologies, Inc.	1,232,487	1,080,680
Noncontrolling interest	525	(276)
Total Stockholders' Equity	1,233,012	1,080,404
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,271,495	$2,869,924

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited) (In thousands)
REVENUES:
Government Operations	$589,147	$595,000	$2,350,090	$2,183,040
Commercial Operations	297,650	152,331	853,070	523,972
Eliminations	(955)	(1,065)	(4,735)	(3,358)
TOTAL	$885,842	$746,266	$3,198,425	$2,703,654

SEGMENT INCOME:
Government Operations	$90,314	$98,059	$394,850	$377,875
Commercial Operations	20,427	14,868	57,728	46,816
SUBTOTAL	$110,741	$112,927	$452,578	$424,691
Unallocated Corporate	(18,684)	(20,666)	(48,119)	(44,084)
TOTAL	$92,057	$92,261	$404,459	$380,607

DEPRECIATION AND AMORTIZATION:
Government Operations	$19,122	$16,079	$75,202	$61,027
Commercial Operations	8,673	4,554	26,801	17,708
Corporate	1,761	1,800	7,183	7,127
TOTAL	$29,556	$22,433	$109,186	$85,862

CAPITAL EXPENDITURES:
Government Operations	$38,472	$28,050	$98,445	$81,063
Commercial Operations	25,803	19,620	77,081	62,773
Corporate	5,917	4,850	9,031	9,811
TOTAL	$70,192	$52,520	$184,557	$153,647

BACKLOG:
Government Operations	$5,541,291	$3,912,580	$5,541,291	$3,912,580
Commercial Operations	1,719,401	929,880	1,719,401	929,880
TOTAL	$7,260,692	$4,842,460	$7,260,692	$4,842,460

BOOKINGS:
Government Operations	$225,397	$1,762,228	$3,950,171	$2,878,808
Commercial Operations	528,774	446,438	1,409,732	670,288
TOTAL	$754,171	$2,208,666	$5,359,903	$3,549,096